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                                    SUMMARY
       PURCHASE AND SALE AGREEMENT FOR CEDARPOINTE (CALIFORNIA) PROPERTIES

The Purchase and Sale Agreement dated May 29, 1997, between the Company and The Prudential Insurance Company of America covering the Cedarpointe (California) properties as amended by the First Amendment thereto dated July 7, 1997, the Second Amendment thereto dated July 22, 1997, and the Third Amendment thereto dated August 5, 1997, (the "Cedarpointe Agreement") is substantially identical to the Purchase and Sale Agreement dated May 29, 1997 between the Company and The Prudential Insurance Company of America covering Texas properties as amended by the First Amendment thereto dated July 7, 1997, the Second Amendment thereto dated July 22, 1997, and the Third Amendment thereto dated August 5, 1997, which is filed herewith (the "Filed Agreement"). Material differences between the Cedarpointe Agreement and the Filed Agreement are set forth below.

     -  Description of Cedarpointe properties: see the attached Exhibit A

     -  Purchase price for Cedarpointe properties: $15,677,178

     -  Required deposit: $79,904

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                                   EXHIBIT A
               PRUDENTIAL OWNED INDUSTRIAL PROPERTY -CEDARPOINTE

PRUDENTIAL
PROPERTY #         PROPERTY NAME                      LOCATION          EXHIBIT

101007019          Cedarpointe Industrial Park        Ontario, CA        A-16*


* Attached

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EXHIBIT A-16
CEDARPOINTE INDUSTRIAL PARK
ONTARIO, CA


Parcels 2, 15, 16, 17 and 18 of parcel Map No. 11914, in the city of Ontario, county of San Bernardino, state of California, as per plat recorded in Book 140 of parcel maps, Pages 30 through 33, inclusive, records of said county; and amended by certificate of correction recorded December 27, 1990, Instrument No. 90-506996, official records.

Also Parcel 14 and the southerly 114.00 feet of Parcel 13 of Parcel Map No. 11914, in the city of Ontario, county of San Bernardino, state of California, as per plat recorded in Book 140 of parcel maps, Pages 30 through 33, inclusive, records of said county, and amended by certificate of correction recorded December 27, 1990, Instrument No. 90-506996, official records.

The above legal description for Parcel 14 and the southerly 114.00 feet of Parcel 13 is pursuant to that certain certificate approving a lot line adjustment, Certificate No. Ll91-03, recorded May 22, 1991, Instrument No. 91-174292, official records.

Excepting therefrom all coal, oil, gas, petroleum and other hydrocarbon substances in and under the property, it being expressly understood and agreed that the grantor, its successor and assigns, shall retain the exclusive title and right to remove said substances; together with the sole right to negotiate and conclude leases and agreements with respect to all such substances under the property, and to use those portions of the property which underlie a plane parallel to and 500.00 feet below the present surface of the property for the purposes of prospecting for, developing and/or extracting such substances from the property by means of wells drilled into or through such portions of the property from drill sites located on other property; it being further expressly understood and agreed that grantor, its successors and assigns, shall have no right to enter upon the surface of the property or to use the property or any portion thereof above the level of the aforesaid 500.00 foot subterranean plane, as reserved by Lusk Ontario Industrial Partners II, California Limited Partnership, by deed recorded March 10, 1989, Instrument No. 89-086956, official records.